EXHIBIT 23.3

Consent of Independent Compensation Consultant

We consent to the reference of our firm and to the use of our data in the Registration Statement (Form S-1 No. 333-                ) and related Prospectus of IPC The Hospitalist Company, Inc. for the registration of 5,750,000 shares of its common stock.

/s/    Frederick W. Cook & Co., Inc.

June 17, 2008